Exhibit 1(o)

BLACKROCK SERIES FUND, INC.

ARTICLES SUPPLEMENTARY

BLACKROCK SERIES FUND, INC., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

FIRST: The Corporation is registered as an open-ended company under the Investment Company Act of 1940, as amended, with the authority to issue Four Billion Six Hundred Forty Million (4,640,000,000) shares of capital stock as follows:

Series and Classes	Number of Authorized Shares

BlackRock Advantage Large Cap Core Portfolio	100,000,000
BlackRock Balanced Capital Portfolio	300,000,000
BlackRock Capital Appreciation Portfolio	100,000,000
BlackRock Global Allocation Portfolio	100,000,000
BlackRock Government Money Market Portfolio	2,000,000,000
BlackRock U.S. Government Bond Portfolio	100,000,000
BlackRock Total Return Portfolio	100,000,000
BlackRock High Yield Portfolio	100,000,000
Mercury Natural Resources Portfolio	100,000,000
Mercury Balanced Portfolio	100,000,000
BlackRock Short-Term Bond Portfolio
Class I	30,000,000
Class II	30,000,000
Class III	30,000,000
BlackRock Global Small Cap Portfolio
Class I	30,000,000
Class II	30,000,000
Class III	30,000,000
BlackRock Equity Dividend Portfolio
Class I	30,000,000
Class II	30,000,000
Class III	30,000,000
BlackRock Mid Cap Value Opportunities Portfolio
Class I	30,000,000
Class II	30,000,000
Class III	30,000,000
BlackRock Small Cap Index Portfolio
Class I	30,000,000
Class II	30,000,000
Class III	30,000,000
BlackRock International Index Portfolio
Class I	30,000,000
Class II	30,000,000
Class III	30,000,000

Class A		100,000,000
Class B		100,000,000
Class C		100,000,000
Class D		100,000,000
Class E		100,000,000
Class F		100,000,000
Class G		100,000,000
Class H		100,000,000
Class I		100,000,000
Class J		100,000,000

	Total:	4,640,000,000

All shares of all classes of the capital stock of the Corporation have a par value of Ten Cents ($0.10) per share and an aggregate par value of Four Hundred Sixty-Four Million Dollars ($464,000,000).

SECOND: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Section 2-105(c) of the Maryland General Corporation Law and the Corporation’s charter, the Board of Directors hereby reclassifies the following as authorized but unissued shares of the Corporation’s common stock, par value Ten Cents ($0.10) per share, without designation as to class or series:

BlackRock U.S. Government Bond Portfolio

BlackRock Total Return Portfolio

BlackRock High Yield Portfolio

Mercury Natural Resources Portfolio

Mercury Balanced Portfolio

BlackRock Short-Term Bond Portfolio

Class I

Class II

Class III

BlackRock Global Small Cap Portfolio

Class I

Class II

Class III

BlackRock Equity Dividend Portfolio

Class I

Class II

Class III

BlackRock Mid Cap Value Opportunities Portfolio

Class I

Class II

Class III

BlackRock Small Cap Index Portfolio

Class I

Class II

Class III

BlackRock International Index Portfolio

Class I

Class II

Class III

Class A

Class B

Class C

Class D

Class E

Class F

Class G

Class H

Class I

Class J

THIRD: After the reclassification of authorized shares of capital stock of the Corporation set forth herein, the Corporation will have the authority to issue Four Billion Six Hundred Forty Million (4,640,000,000) shares of capital stock as follows:

Series and Classes		Number of Authorized Shares

BlackRock Advantage Large Cap Core Portfolio		100,000,000
BlackRock Balanced Capital Portfolio		300,000,000
BlackRock Capital Appreciation Portfolio		100,000,000
BlackRock Global Allocation Portfolio		100,000,000
BlackRock Government Money Market Portfolio		2,000,000,000

	Total:	2,600,000,000

The remainder of the authorized capital stock of the Corporation, Two Billion Forty Million (2,040,000,000) shares, is not designated or classified as to any class or series. All shares of capital stock of the Corporation will have a par value of Ten Cents ($0.10) per share and an aggregate par value of Four Hundred Sixty-Four Million Dollars ($464,000,000).

FOURTH: All of the shares of the Corporation’s capital stock continue to have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as currently set forth in the Corporation’s charter.

[signatures on the next page]

IN WITNESS WHEREOF, BLACKROCK SERIES FUND, INC. has caused these Articles Supplementary to be signed in its name and on its behalf by the person named below who acknowledges that these Articles Supplementary are the act of the Corporation and that, as to all matters and facts required to be verified under oath and to the best of his knowledge, information and belief under the penalties of perjury, the matters and facts set forth herein are true in all material respects, as of this 28th day of November 2018.

Attest:	BLACKROCK SERIES FUND, INC.

/s/ Benjamin Archibald	By:	/s/ John M. Perlowski
Benjamin Archibald		John M. Perlowski
Secretary		President and Chief Executive Officer